NEAH POWER SYSTEMS, INC.

May 20, 2008

CAMHZN Master LDC
350 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

We refer to (i) the Purchase Agreement (the “Purchase Agreement”) dated November 27, 2007 between Neah Power Systems, Inc., a Nevada corporation (the “Borrower”), and CAMHZN Master LDC (the “Lender”), (ii) the 12% Secured Promissory Note (the “Note”) in the principal amount of $500,000 dated November 27, 2007 issued by the Borrower to the Lender, (iii) the Security Interest and Pledge Agreement dated November 27, 2007 (the “Pledge Agreement”) by and between the Borrower and the Lender, (iv) the Warrant dated November 27, 2007 issued by the Borrower to the Lender (the “Warrant”), and (v) the letter agreement by and between the Borrower and the Lender, November 27, 2007 (the “Letter Agreement”). The Purchase Agreement, the Note, the Pledge Agreement, the Warrant and the Letter Agreement are referred to herein as the “Loan Documents.” Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Loan Documents.

The Borrower confirms and agrees as follows:

1.  Outstanding Debt. The Borrower is indebted to the Lender in the principal sum of $500,000, plus all accrued interest thereon and costs and expenses (including legal expenses) incurred in connection therewith (the “Obligations”). The Obligations arose under, and are evidenced by, the Loan Documents and the documents, agreements and instruments pertaining thereto. The Obligations are secured, among other things, by a first priority security interest in the Pledged Securities, and all products and proceeds of the foregoing in any form.

2.  Default. The Borrower acknowledges that (i) certain events of default have occurred and are continuing under the Loan Documents and (ii) all obligations on the Lender’s part to make advances or otherwise provide financial accommodations to the Borrower have terminated. The Borrower waives any requirement of notice with respect to existing events of default, or any other notice to which the Borrower may be entitled under the Loan Documents.

3.  Issuances. Simultaneously with the execution and delivery of this letter, the Borrower is (i) in accordance with the terms of the Loan Documents, issuing to the Lender 54,500,000 shares of the Borrower’s common stock, par value $.0001 per share as additional Collateral and (ii) in consideration of the forbearance described in paragraph 4 below, issuing to the Lender 7,857,142 shares of such common stock (5,000,000 of which shall be free-trading and 2,857,142 of which shall be restricted); provided, however, that the free-trading shares shall be credited against 8,000,000 free-trading shares that are being released from Collateral. The shares issued under this paragraph 3 are referred to as the “Shares”. The Borrower represents and warrants to the Lender that the Shares are duly authorized, fully paid and nonassessable, free and clear of any liens or encumbrances of any kind. Lender agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it.

CAMHZN Master LDC
May 20, 2008

4.  Forbearance. The Lender agrees to forbear from exercising any remedies available under the Loan Documents or applicable law for a period ending on September 29, 2008 (the “Forbearance Period”), and to waive any registration rights it may have in connection with the Block II securities (as defined in the Letter Agreement dated November 28, 2007) issued by the Lender to Borrower. As consideration for such forbearance, Borrower hereby consents that the 8,000,000 free-trading shares presently being held by the Lender as Collateral shall be immediately released to the Lender and shall be replaced by 8,000,000 restricted shares of the Borrower’s common stock. Borrower shall cause to be delivered to the Lender (i) the sum of $15,000 as a management fee and for legal expenses, and (ii) all necessary documentation, including but not limited to, medallion guaranteed stock powers, opinions of counsel (in connection with the removal of any legends on securities issued to the Lender or its designees) and/or letters of instruction directed to the Borrower’s Transfer Agent, in order to accurately reflect the Lender’s ownership of any securities issued by the Borrower to the Lender in connection with the Loan Documents, including, but not limited to, the correct date of any stock issuance. As additional consideration for such forbearance, the Borrower releases the Lender from any claim, damage, suit or liability arising on or before the date hereof relating to the Loan Documents or otherwise.

5.  Additional Documents. The Borrower agrees that it will, at the Lender's request, execute such documents and provide such information as the Lender may deem necessary or desirable to confirm the Lender’s interest in the Collateral and the Pledged Securities or to effect the disposition, collection, or other realization upon the Collateral and the Pledged Securities in the event the Lender elects to exercise remedies following the Forbearance Period.

6.  Effectiveness of Loan Documents. The Borrower confirms that the Loan Documents remain in full force and effect in accordance with their respective terms and that the Lender has not waived its rights or remedies, whether under the Loan Documents or otherwise, except only to the extent of the forbearance described herein.

7.  Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by the Borrower of this letter is within the powers of the Borrower, have been duly authorized by all necessary action, and do not contravene (A) the Borrower’s certificate of incorporation or by-laws or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this letter; (iv) this letter constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity; and (v) there is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this letter or which may otherwise have a material adverse effect on the Borrower.

CAMHZN Master LDC
May 20, 2008

8.  Miscellaneous. This letter shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws rules. This letter may be amended or modified only by a written instrument signed by the Lender and the Borrower. The Lender’s failure at any time to require the performance of any provision of this letter shall in no manner affect the Lender’s right at a later time to enforce the same provision. Headings are inserted for convenience of reference only and shall not effect the interpretation of this letter. This letter shall be binding upon the Borrower, and its legal representatives, successors and permitted assigns. In no event may the Borrower assign any rights or obligations under this letter without the Lender’s prior written consent and any purported assignment without such consent shall be null and void.

Very truly yours,

Neah Power Systems, Inc.
a Nevada corporation

By:
Name: Chris D’Couto
Title: President and CEO

AGREED:

CAMHZN Master LDC

By:
Name:
Title: